Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statement on Form S-1/A Amendment No 3 (Registration No. 333-154415) of SmartHeat, Inc. (the “Company”) of our report dated March 11, 2009 which appears in the Company’s Annual Report on Form 10-K for the year ended December, 31 2008.

Goldman Parks Kurland Mohidin LLP
Encino, California
March 24, 2009